1995 EXECUTIVE STOCK INCENTIVE PLAN

Section 1.        Purpose

         This 1995 Executive Stock Incentive Plan (the "Plan") is intended as an employment incentive and to encourage stock ownership by certain key officers and employees (collectively, "Key Persons") of Harding Associates, Inc., a Delaware corporation and its wholly owned domestic subsidiaries (collectively, the "Company") so that they may increase their proprietary interest in the success of the Company. In this way, the Company will be assisted in its efforts to attract and retain highly qualified personnel and to further align the executives' interest with that of the Company's stockholders.

Section 2.        Administration

         (a) The Plan shall be administered by the Compensation Committee (the "Committee"), appointed by the Board of Directors from among the Directors, consisting of not less than three members, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission as in effect prior to May 1, 1991 ("Old Rule 16b-3"), and, effective upon the date when reliance on Old Rule 16b-3 is no longer permitted, each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3, or such successor rule or regulation, as then in effect.

         (b) The Committee shall have full and complete authority in its discretion to determine, among other things, the Key Persons to whom, and the time or times at which, shares of the Company's common stock shall be awarded, the nature, timing, price and size of such awards, and whether the awards shall be made in lieu of regular compensation, bonus payments, or in addition thereto. The Committee shall have full and complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations pertaining to it, and to make all other determinations deemed necessary or desirable for the administration of the Plan.

Section 3.        Participation in the Plan

         (a) Participation in the Plan shall be limited to such Key Persons as shall from time to time be selected by the Committee.

         (b) In determining the Key Persons to whom shares of the Company's common stock shall be granted and the number of shares to be covered by each award, the Committee shall take into consideration current position, current salary, value of the services rendered and expected to be rendered to the Company, recommendations of senior management, and other relevant factors.

         (c) No member of the Board of Directors who is not also an officer or employee of the Company shall be eligible to participate in the Plan.

Section 4.        Common Stock Subject to the Plan

         (a) The total number of shares of the authorized common stock of the Company that may be issued pursuant to the Plan shall be 200,000 shares, and such shares shall be reserved for that purpose. The stock to be awarded pursuant to the Plan may be unissued shares or treasury shares.

         (b) In the event of changes in the number of shares of common stock of the Company by reason of stock dividends, split ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like, the Board of Directors shall make such adjustments as shall be just and equitable in the number of kind of shares reserved for award to Key Persons under the Plan and in any other matters that relate to the stock awards and that are affected by the changes referred to above.

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Section 5.        Securities Law Considerations

         Neither the Plan nor the Company shall be obligated to issue any shares of common stock pursuant to the Plan at any time unless and until all applicable requirements imposed by any federal and state securities and other laws, rules and regulations, by any regulatory agencies, or by any stock exchange upon which the common stock may be listed, have been fully met. As a condition precedent to any issuance of shares of common stock and delivery of certificates evidencing such shares pursuant to the Plan, the Committee may require a Key Person to take such action and to make any such representation as the Committee in its discretion deems necessary or advisable to insure compliance with such requirements. Key Persons are responsible for complying with all applicable federal and state securities and other laws, rules and regulations in connection with any offer, sale or other transfer of the shares of the common stock issued pursuant to the Plan or any interest therein.

Section 6.        Amendment

         The Board of Directors has the right at any time and from time to time to amend or modify the Plan, except that (a) no such amendment or modification shall revoke or alter the terms of any stock award previously awarded in accordance with the Plan, without the consent of the holder of the stock, and
(b) to the extent required for the Plan to comply or maintain compliance with Old Rule 16b-3 or any successor rule or regulation, such amendment or modification shall be subject to stockholder approval.

Section 7.        Withholding Taxes

         All taxes, if any, required to be withheld and payable with respect to the award of stock will be deducted from the Key Person's salary. If at any time such amounts are not adequate to cover taxes required to be withheld, the participant shall make adequate and timely arrangement with the Company for the payment of the excess as a condition of such award.

Section 8.        Effectiveness of the Plan

         The Plan shall become effective on the date the stockholders of the Company approve the Plan by the affirmative votes of holders of a majority of the shares present in person or represented by proxy and entitled to vote at a duly held meeting of stockholders. The Plan will terminate ten (10) years after the effective date unless sooner terminated by the Board.


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